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                                                                    Exhibit 3.7


                            ARTICLES OF INCORPORATION

                                       OF

                            F.B.S. SUPPLY CO., INC.


      The undersigned, a citizen of the United States, desiring to form a corporation for profit, under the General Corporation Act of Ohio Section 1701.01, et seq., Revised Code of Ohio, does hereby certify:


      FIRST:  The name of said corporation shall be F.B.S. SUPPLY CO., INC.

      SECOND: The place in Ohio where its principal office is to be located is Industrial Blvd., P.O. Box 1026 E., Wooster, Wayne County, Ohio 44691.

      THIRD:  The purpose or purposes for which it is formed are:

      a. To engage in the business of buying, selling, leasing, distributing, repairing, machining, and threading oil, gas and water well supplies, industrial supplies and to do all things necessary and incidental to such business;

      b. To acquire, own, use, convey and otherwise dispose of and deal in real property or any interest therein; and to own, construct, operate, manage, use or lease, in whole or in part, buildings and other structures;

      c. To acquire, purchase, own, hold, vote, guarantee, sell, pledge or otherwise dispose of and otherwise use and deal in or with shares of stock, bonds, mortgages, and other securities and obligations of domestic or foreign corporations, associations, partnerships or individuals and the direct or indirect obligations of the United States, or of any state, territory or dependency thereof or of any foreign government or of any governmental subdivision or instrumentality; to act as a general or limited partner in partnerships, syndicates and any other form of business organization permitted by law;

      d. To acquire any part or all of the business, including goodwill, of any person, firm, association or corporation, whether or not the business is similar to that in which the corporation is then engaged, and to conduct in the State of Ohio or elsewhere any business acquired, provided such business is not prohibited by the laws of the State of Ohio, and

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      e.  To apply for, purchase or otherwise acquire, hold, use, sell or in any manner dispose of, lease, assign, mortgage, grant licenses or other rights therein, and in any manner deal with letters patent, patent rights, licenses, inventions, improvements, processes, copyrights, trade marks and trade names.

      Each purpose specified in any clause or paragraph of this Article is an independent purpose and shall not be limited by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

      The corporation reserves the right to substantially change its purposes. If a change of purpose is authorized by the vote now or hereafter required by statute, dissenting shareholders shall not have appraisal or payment rights.

      FOURTH: The maximum number of shares which the corporation is authorized to have outstanding is Five Hundred (500) which shall be common shares without par value.

      Shares which are not issued pursuant to subscription taken by incorporators may be issued or agreed to be issued at any time and from time to time for such consideration or considerations as may be fixed by the Board of Directors. Any shares so issued, the consideration for which, as fixed by the incorporators or by the Board of Directors has been paid or delivered, shall be fully paid and nonassessable.

      At a meeting for such purpose, notice of which has been given to all shareholders, the shareholders may adopt a resolution of dissolution and thereby authorize the dissolution and winding-up of the Corporation upon the affirmative vote of the holders of shares entitling them to exercies 67% of the voting power of the corporation on such proposal of dissolution.

      FIFTH: The minimum amount of capital with which the corporation will begin business is Five Hundred Dollars ($500.00).

      SIXTH: Without derogation from any other power to purchase shares of the Corporation, the Board of Directors may purchase for the account of the Corporation any issued shares of the corporation to the extent of the surplus
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in the manner permitted by law.

      SEVENTH:   A director shall rot be disqualified from dealing or
contracting with the Corporation as vendor, borrower, lender, employee, agent, or otherwise; nor shall any transaction or contract or act of the Corporation be void or voidable or in any way affected or invalidated by the fact that any director or any firm of which any director is a member of any corporation of which any director is a shareholder, director or officer is in any way interested in such transaction or contract or act, provided the fact that such director or such firm or such corporation is so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the Corporation for or in respect to any such transaction or contract or act of this corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer is interested in such transaction or contract or act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action in respect to any such contract, or transaction, or act, and may vote to authorize, ratify, or approve any such contract or transaction or act, with like force and effect as if he or any firm of which he is a member, or any corporation of which he is a shareholder, director or officer were not interested in such transaction or contract or act.

      EIGHT:   Every person who is or has been a director or officer of the
Corporation shall be indemnified by it against expenses and liabilities reasonably incurred by him in connection with either (1) any action, suit or

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proceeding to which he may be a party defendant, or (2) any claim of liability asserted against him, by reason of his having been a director or officer of the Corporation. Without limitation, the term "expenses" shall include any amount paid or agreed to be paid in satisfaction of a judgment or in settlement of a judgment or claim or liability other than any amount paid or agreed to be paid to the Corporation itself. The corporation shall not, however, indemnify any director or officer in respect to matters as to which he shall be finally adjudged liable for negligence or misconduct in the performance of his duties as such director or officer, nor in the case of settlement unless such settlement shall be found to be in the interest of the corporation (1) by the Court having jurisdiction of the action, suit or proceeding against such director or officer or of a suit involving his right to indemnification, or (2) by a majority of the directors or the corporation then in office other than those involved (whether or not such majority constitutes a quorum), or, if there are not at least two directors of the Corporation then in office other than those involved, by majority of a committee (selected by the Board of Directors) of five or more shareholders of the Corporation who are not directors or officers, provided that such indemnity in case of a settlement shall not be allowed by such directors or committee of shareholders unless it is found by independent legal counsel that such settlement is reasonable and in the interest of the corporation.

      The foregoing right of indemnification shall be in addition to any other rights to which any such director or officer may be entitled as a matter of law.

      Each person (including a director or officer of the corporation) who, at its request, acts as a director or officer of any other corporation, may


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by indemnified by the Corporation to the same extent and subject to the same conditions that directors and officers of the Corporation are indemnified by the first paragraph hereof when authorized by a resolution of the Board of Directors of the Corporation.

      IN WITNESS WHEREOF, I have hereunto subscribed my name, this 14th day of June, 1979.


                                                         /s/ Frank B. Swindell
                                                         ---------------------
                                                         Frank B. Swindell